UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2020

DIGIRAD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	DRADP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2020, Digirad Corporation (“Digirad” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company, Project Rendezvous Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Seller”), DMS Health Technologies, Inc., a North Dakota corporation and wholly owned subsidiary of Seller (“DMS Health”), and Knob Creek Acquisition Corp., a Tennessee corporation (“Buyer”) pursuant to which, subject to the satisfaction or waiver of certain conditions, Buyer will purchase all of the issued and outstanding common stock of DMS Health from Seller (the “Transaction”). The purchase price for the Transaction is $18.75 Million in cash (the “Purchase Price”), subject to certain adjustments, including a working capital adjustment.

The completion of the Transaction is subject to receipt of certain consents and customary closing conditions. The Transaction is not subject to approval by the Company’s stockholders. The Purchase Agreement contains representations, warranties and covenants of the Company, Seller and DMS Health that are customary for a transaction of this nature. The Purchase Agreement also contains indemnification obligations of the parties thereto. Assuming the satisfaction or waiver of the closing conditions, the Transaction is expected to close on or about January 4, 2020.

Between the date of the Purchase Agreement and the closing date, the Company and Seller have agreed to, and agreed to cause DMS Health and its subsidiaries to, among other things, operate their respective businesses in the ordinary course in all material respects, and to keep their respective businesses and operations intact. The Purchase Agreement provides Buyer and Seller with certain termination rights, including if the closing of the Transaction has not occurred by February 15, 2021, or such later date as mutually agreed to in writing by Buyer and Seller.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Current Report on Form 8-K to be filed in connection with the closing of the Transaction.

Item 7.01.	Regulation FD Disclosure.

On November 3, 2020, the Company issued a press release relating to the Transaction. A copy of the press release is furnished as Exhibit 99.1 attached to this Form 8-K and incorporated into this item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated November 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

Date: November 3, 2020	By:	/s/ David J. Noble
		Name:	David J. Noble
		Title:	Chief Financial Officer and Chief Operating Officer